UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

DIGITAL ANGEL CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2010, Digital Angel Corporation (the “Company”), together with its subsidiary, Signature Industries Limited (“Signature”), entered into a definitive agreement to sell the assets of its U.K.-based Clifford and Snell business unit (“Clifford & Snell”) for £2.3 million in cash (approximately $3.5 million at current exchange rates) (“the Clifford & Snell Purchase Agreement”). The purchaser is R.Stahl Ltd., a subsidiary of R.Stahl AG, a public company based in Waldenburg, Germany (“R.Stahl”). R.Stahl develops, manufactures and markets explosion-protection products worldwide for industrial customers.

Clifford & Snell is a business unit of Signature and is included in the Company’s Emergency Identification segment which develops, manufactures and markets emergency identification products. The segment’s principal products are search and rescue beacons that safeguard people and high-value assets utilizing intelligent communications and emergency messaging services for telemetry, mobile data and satellite radio communications. Clifford & Snell manufactures electronic alarm sounders which are used to provide audible and or visual signals which alert personnel in hazardous areas, including the oil and petrochemical industry, and in the fire and security market.

The transaction is structured as a cash-free, debt-free sale of the Clifford & Snell assets for cash consideration of £2.3 million in cash (approximately $3.5 million). The purchase price was structured into two payments; £2.1 million (approximately $3.2 million) upon closing of the Clifford & Snell Purchase Agreement and £0.2 million (approximately $0.4 million) on October 30, 2010 following a six-month supply agreement during which R.Stahl will purchase products from Signature before taking full control of manufacturing operations. Upon closing, we received approximately £1.1 million (approximately $1.7 million) in cash net proceeds, which represented the first payment of £2.1 million less (a) debt repayment and closing and transaction costs that were paid at closing totaling approximately £0.6 million (approximately $0.9 million), and (b) approximately £0.4 million (approximately $0.6 million) which is to be held in escrow for up to eighteen months. Both the Company and R.Stahl AG are issuing guarantees of subsidiary performance to the other.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Clifford & Snell Purchase Agreement and transaction documents. The Company intends to file the agreement as an exhibit in a subsequent filing.

On April 30, 2010, the Company issued a press release regarding the transaction. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing

Exhibit 9.01 Financial Statements and Exchibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated April 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: May 5, 2010

By: /s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title: Senior Vice President and
Chief Financial Officer